Exhibit 23.1

Letter regarding unaudited financial information from the Independent Registered Public Accounting FirmCredit Suisse Group AGZurich, SwitzerlandRe: Registration Statement No. 333-218604, 333-101259, 333-217856 and 333-208152With respect to the subject registration statements, we acknowledge our awareness of the incorporation by reference therein of our report dated November 1, 2018 related to our review of interim financial information of Credit Suisse Group AG as of September 30, 2018 and for the three and nine-month periods ended September 30, 2018 and 2017. Pursuant to Rule 436 under the Securities Act of 1933 (the Act), such report is not considered part of a registration statement prepared or certified by an independent registered public accounting firm, or a report prepared or certified by an independent registered public accounting firm within the meaning of Sections 7 and 11 of the Act. KPMG AG Nicholas EdmondsAnthony AnzevinoLicensed Audit ExpertGlobal Lead PartnerZurich, Switzerland November 1, 2018